SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 11, 2012 (June 5, 2012)

DYNEGY INC.

DYNEGY HOLDINGS, LLC

(Exact name of registrants as specified in their charters)

Delaware	001-33443	20-5653152
Delaware	000-29311	94-3248415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Travis, Suite 1400, Houston, Texas (Address of principal executive offices)	77002 (Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on November 7, 2011, Dynegy Holdings, LLC (“DH”) and four of its wholly-owned subsidiaries, Dynegy Northeast Generation, Inc., Hudson Power, L.L.C., Dynegy Danskammer, L.L.C. and Dynegy Roseton, L.L.C. (collectively, the “Debtor Entities”), filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Court”).  Dynegy Inc. (“Dynegy”) and its subsidiaries, other than the five Debtor Entities, did not file voluntary petitions for relief and are not debtors under Chapter 11 of the Bankruptcy Code and, consequently, continue to operate their businesses in the ordinary course.  On May 30, 2012, Dynegy, Dynegy Gas Investments, LLC (“DGIN”), Dynegy Coal Holdco, LLC (“Coal Holdco”) and the Debtors entered into an amended and restated settlement agreement (the “Amended Settlement Agreement”) with certain of DH’s senior and subordinated creditors.

On June 5, 2012 (the “Settlement Effective Date”), pursuant to the order approving the Amended Settlement Agreement entered by the Court on June 1, 2012 (the “Approval Order”) and the terms of the Amended Settlement Agreement, Dynegy and DH entered into a Contribution and Assignment Agreement (the “Contribution Agreement”), pursuant to which Dynegy contributed and assigned to DH all of its right, title and interest in and to one hundred percent (100%) of the issued and outstanding membership interests of Coal Holdco (the “Coal Holdco Interests”). In full consideration for such contribution and in accordance with the terms of the Amended Settlement Agreement and the Approval Order, (i) Dynegy has received an allowed administrative claim pursuant to sections 503(b) and 507(a) of the Bankruptcy Code in an unliquidated amount against DH in the Chapter 11 Cases (the “Administrative Claim”), (ii) the Prepetition Litigation, the Adversary Proceeding and the Intercompany Receivable (each as defined in the Amended Settlement Agreement) were dismissed with prejudice or released and (iii) the parties to the Amended Settlement Agreement issued and received the releases set forth in the Amended Settlement Agreement.

This summary of the terms of the Contribution Agreement is qualified in its entirety by the full text of the Contribution Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 1.02             TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As previously disclosed, on September 1, 2011, Dynegy, DH and DGIN, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) whereby DGIN sold 100% of the outstanding membership interests of Coal Holdco to Dynegy in exchange for an undertaking from Dynegy to make specified payments over time. DGIN subsequently assigned its rights to receive such payments to DH in exchange for a $1.25 billion promissory note (the “DH Note”) and the undertaking was amended and restated to be among other things, an obligation of Dynegy to DH (the “Undertaking Agreement”).  Pursuant to the terms of the Amended Settlement Agreement, as of the Settlement Effective Date, the Undertaking Agreement and the related DH Note have been terminated and there shall be no further obligations thereunder.

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The information set forth in Item 1.01 for Dynegy regarding the Contribution Agreement and the Coal Holdco Interests is incorporated herein by reference.

ITEM 2.03                                      CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 regarding the Administrative Claim is incorporated herein by reference.

ITEM 9.01                                      FINANCIAL STATEMENTS AND EXHIBITS.

(b)                                Unaudited pro forma condensed consolidated financial statements of Dynegy Inc. are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)           Exhibits:

Exhibit No.	Document
10.1	Contribution Agreement, dated June 5, 2012
99.1	Unaudited pro forma condensed consolidated financial statements of Dynegy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: June 11, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

DYNEGY HOLDINGS, LLC

Date: June 11, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
10.1	Contribution Agreement, dated June 5, 2012
99.1	Unaudited pro forma condensed consolidated financial statements of Dynegy Inc.